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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Cooker Restaurant Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Cooker Restaurant Corporation of our report dated January 30, 1998, relating to the consolidated balance sheets of Cooker Restaurant Corporation and subsidiaries as of December 28, 1997 and December 29, 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 28, 1997, which report appears in the December 28, 1997 annual report on Form 10-K of Cooker Restaurant Corporation. Our report refers to a change in method of accounting for preoperational costs in 1997.



                                                      /s/ KPMG PEAT MARWICK LLP
                                                      -------------------------



Fort Lauderdale, Florida
July 28, 1998